Exhibit 21.1
Subsidiaries of the Registrant:

Name:	Jurisdiction of Incorporation:
Genpact Argentina S.R.L.	Argentina
Genpact Australia Pty Ltd.	Australia
Headstrong (Australia) Pty Ltd.	Australia
Genpact Global (Bermuda) Limited	Bermuda
Genpact Global Holdings (Bermuda) Limited	Bermuda
Genpact Brasil Gestão de Processos Operacionais Ltda.	Brazil
Genpact Bulgaria EOOD	Republic of Bulgaria
Genpact Canada Services Company	Canada
Headstrong Canada Company	Canada
Genpact (Dalian) Co. Ltd.	China
Genpact (Foshan) Information & Technology Service Co., Ltd.	China
Genpact (Suzhou) Information & Technology Service Co., Ltd.	China
Genpact Colombia S.A.S.	Colombia
Genpact International Services Costa Rica, S.R.L.	Costa Rica
Genpact Czech s.r.o.	Czech Republic
Genpact Egypt LLC	Egypt
Genpact Administraciones-Guatemala, S.A.	Guatemala
Lean Digital Services Guatemala, S.A.	Guatemala
Servicios Internacionales De Atencion Al Cliente, Limitada	Guatemala
Genpact Deutschland GmbH	Germany
Headstrong GmbH	Germany
Headstrong (Hong Kong) Ltd.	Hong Kong
Genpact Services Hungary Kft	Hungary
Enquero Global LLP	India
Genpact Enterprise Risk Consulting LLP	India
Genpact India Private Limited	India
Genpact Mobility Services (I) Pvt. Ltd.	India
Headstrong Services India Pvt. Ltd.	India
RAGE Frameworks India Pvt. Ltd.	India
Rightpoint India Digital Private Limited	India
Genpact Ireland Private Limited	Ireland
Genpact DS Services Ltd	Israel
Genpact Consulting K.K.	Japan
Genpact Japan Business Services K.K.	Japan
Genpact Japan K.K.	Japan
Genpact Kenya Limited	Kenya
Genpact Latvia SIA	Latvia
Genpact Luxembourg S.à r.l.	Luxembourg
Genpact Luxembourg S.à r.l. II	Luxembourg

Genpact Investment Luxembourg S.à r.l.	Luxembourg
Genpact Malaysia Sdn Bhd	Malaysia
Genpact China Investments	Mauritius
Genpact India Holdings	Mauritius
Genpact Mauritius	Mauritius
EDM S. de R.L. de C.V.	Mexico
Genpact Morocco S.à r.l.	Morocco
Genpact Morocco Training S.à r.l.	Morocco
Genpact NL B.V.	Netherlands
Genpact New Zealand Limited	New Zealand
Genpact Norway A.S.	Norway
Headstrong Philippines, Inc.	Philippines
Genpact PL sp. z.o.o.	Poland
Genpact Poland sp. z.o.o.	Poland
Genpact Services Poland sp. z.o.o.	Poland
Genpact Portugal, SOC Unipessoal LDA	Portugal
Genpact Romania SRL	Romania
Genpact Singapore Pte. Ltd.	Singapore
Genpact Consulting (Singapore) Pte. Ltd.	Singapore
Genpact Slovakia s.r.o.	Slovakia
Genpact South Africa (Proprietary) Limited	South Africa
Genpact Strategy Consultants S.L.	Spain
Genpact Consulting Services (Thailand) Co. Ltd.	Thailand
Genpact Turkey İş ve Finansal Danışmanlık Hizmetleri Limited Şirketi	Turkey
Genpact (UK) Limited	United Kingdom
Genpact WM UK Limited	United Kingdom
Headstrong (UK) Limited	United Kingdom
Headstrong Worldwide Ltd	United Kingdom
Pharmalink Consulting Limited	United Kingdom
Pharmalink Consulting Operations Ltd	United Kingdom
PNMSoft UK Limited	United Kingdom
Akritiv Technologies, Inc.	United States
BrightClaim Blocker, Inc.	United States
BrightClaim, LLC	United States
BrightServe, LLC	United States
Endeavour Software Technologies Inc.	United States
Enquero Inc	United States
Genpact (Mexico) I LLC	United States
Genpact (Mexico) II LLC	United States
Genpact Collections LLC	United States
Genpact CL, Inc.	United States
Genpact Insurance Administration Services Inc.	United States
Genpact LH LLC	United States

Genpact LLC	United States
Genpact Management Consultants, LLC	United States
Genpact NH, Inc.	United States
Genpact Onsite Services, Inc.	United States
Genpact Registered Agent, Inc.	United States
Genpact RW Services, Inc.	United States
Genpact SCM, LLC	United States
Genpact Services LLC	United States
Genpact Solutions, Inc.	United States
Genpact USA, Inc.	United States
Genpact US Services, LLC	United States
Genpact WB LLC	United States
GP Insurance Company, Inc.	United States
Headstrong Business Services, Inc.	United States
Headstrong Corporation	United States
Headstrong Services LLC	United States
Hoodoo Digital, LLC	United States
Jawood Business Process Solutions, LLC	United States
LeaseDimensions, Inc.	United States
National Vendor, LLC	United States
Oasis Technology Partners, LLC	United States
Pharmalink Consulting Inc.	United States
PNMSoft USA Inc.	United States
RAGE Frameworks, Inc.	United States
Rightpoint Consulting, LLC	United States
riskCanvas Holdings LLC	United States
SPC RP Investor, LLC	United States
Techspan Holdings, Inc.	United States
TS Mergerco, Inc.	United States
Genpact Consulting (Vietnam) Company Limited	Vietnam